                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Filed by the registrant /x/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      PROTECTIVE LIFE CORPORATION
                (Name of Registrant as Specified in Its Charter)
                           PROTECTIVE LIFE CORPORATION
                     (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.
     (1)     Title of each class of securities to which transaction applies:
                                       N/A
- -------------------------------------------------------------------------------
     (2)     Aggregate number of securities to which transactions applies:
                                       N/A
- -------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                       N/A
- -------------------------------------------------------------------------------
     (4)     Proposed maximum aggregate value of transaction:
                                       N/A
- -------------------------------------------------------------------------------


     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the form or schedule and the date of its filing.
     (1)     Amount previously paid:
                                       $125.00
- -------------------------------------------------------------------------------
     (2)     Form, schedule or registration statement no.:
                                       Preliminary Proxy Materials
- -------------------------------------------------------------------------------
     (3)     Filing party:
                                       PROTECTIVE LIFE CORPORATION
- -------------------------------------------------------------------------------
     (4)     Date filed:
                                       Preliminary Proxy Materials were filed
on March 1, 1994 and the $125 Filing Fee was paid on February 28, 1994.
- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------



                                   Notice of

                               Annual Meeting of

                                 Stockholders

                                 to be held on

                                  May 2, 1994

                                      and

                                Proxy Statement

                       [PROTECTIVE LIFE CORPORATION LOGO]

- --------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                          Page

  Letter from the President and Chief Executive Officer.................      1

  Notice of 1994 Annual Meeting of Stockholders.........................      2

  Proxy Statement.......................................................      3

   General Information..................................................      3

    Voting Securities and Record Date...................................      4

    Principal Stockholders..............................................      5

* Election of Directors.................................................      8

   Election of Directors and Information about Nominees.................      8

   Vote Required........................................................     11

   Certain Information Concerning the Board of Directors and Its Committees  11

   Director's Fees.........................................................  12

   Compensation Committee Interlocks and Insider Participation.............  12

  Executive Compensation...................................................  14

   Performance Share Plan..................................................  15

   Pension Plan............................................................  16

   Severance Compensation Agreements.......................................  17

   Report on Executive Compensation........................................  18

    Salary.................................................................  18

    Annual Incentive Plan..................................................  19

    Performance Share Plan.................................................  19

    $1 Million Limit on Executive Compensation.............................  20

   Performance Comparison..................................................  22

  Certain Transactions.....................................................  24

* Proposals to Amend the Certificate of Incorporation......................  25

  Other Information........................................................  26

   Independent Public Accountants..........................................  26

   Annual Reports Available................................................  26

   Stockholder Proposals...................................................  26


* To be voted on at the Annual Meeting of Stockholders

[PROTECTIVE LIFE CORPORATION LOGO]
- --------------------------------------------------------------------------------
                      P. O. Box 2606 * Birmingham, AL  35202 * (205) 879-9230


                                          March 25, 1994


To the Stockholders of Protective Life Corporation:

You are invited to attend the 1994 Annual Meeting of Stockholders of Protective Life Corporation, which will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 2, 1994 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

Also enclosed is the Company's 1993 Annual Report to Stockholders.

At the Annual Meeting, stockholders will elect directors for the forthcoming year and consider and vote upon a proposed amendment to the Company's 1985 Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares of the par value of $0.50 per share to 80,000,000 shares of the par value of $0.50 per share. The proposed amendment would also increase the number of shares of authorized Preferred Stock of the Company from 1,000,000 shares of the par value of $1.00 per share to 4,000,000 shares of the par value of $1.00 per share. Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.


                                          Sincerely yours,


                                          /s/ Drayton Nabers, Jr.
                                          Drayton Nabers, Jr.
                                          President and
                                          Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 2, 1994


TO THE STOCKHOLDERS OF PROTECTIVE LIFE CORPORATION:

      Notice is hereby given that the Annual Meeting of Stockholders of Protective Life Corporation will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 2, 1994 at 10:00 a.m., CDT, for the purpose of considering and acting upon the following:

      (a)   the election of 13 directors to serve for the ensuing year,

      (b) considering and voting upon the proposed amendment to the 1985 Restated Certificate of Incorporation, recommended by the Board of Directors and described in the accompanying Proxy Statement, to increase the number of shares of authorized Common Stock of the Company from 20,000,000 shares of the par value of $0.50 per share to 80,000,000 shares of the par value of $0.50 per share,

      (c) considering and voting upon the proposed amendment to the 1985 Restated Certificate of Incorporation, recommended by the Board of Directors and described in the accompanying Proxy Statement, to increase the number of shares of authorized Preferred Stock of the Company from 1,000,000 shares of the par value of $1.00 per share to 4,000,000 shares of the par value of $1.00 per share, and

      (d) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The close of business on Friday, March 11, 1994 has been fixed by the Board of Directors as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

      The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting, or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ John K. Wright
                                       JOHN K. WRIGHT, SECRETARY

March 25, 1994

                         PROTECTIVE LIFE CORPORATION
                               P. O. BOX 2606
                          BIRMINGHAM, ALABAMA  35202

                     PROXY STATEMENT DATED MARCH 25, 1994
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 1994

                             GENERAL INFORMATION

      This Proxy Statement is furnished to the stockholders of Protective Life Corporation, a Delaware corporation ("Company"), in connection with the solicitation of proxies on behalf of Management to be used in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held Monday, May 2, 1994. If the enclosed form of proxy is properly executed and received by the Company before or at the Annual Meeting, shares represented thereby will be voted as specified thereon. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE ADOPTION OF THE PROPOSALS AMENDING THE 1985 RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY RECOMMENDED BY THE BOARD OF DIRECTORS AND DESCRIBED HEREIN.

      The enclosed form of proxy provides a method for stockholders to withhold authority or abstain from voting. If a stockholder makes such a direction, his shares will not be voted either for or against a proposal but would be counted for the purposes of determining that a quorum of the stockholders would be present at the meeting. While there may be instances in which a stockholder may consider abstaining, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

      A stockholder may revoke his proxy at any time before such proxy is voted by giving a proxy bearing a later date or written notice of such revocation (in either case delivered to the Secretary of the Company at its principal office prior to the time of taking the vote) or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

      A quorum of stockholders (stockholders owning a majority of the outstanding shares of the Company entitled to vote) must be present, in person or by proxy, to conduct business at the Annual Meeting of Stockholders, and a majority vote of those shares issued and outstanding is required to vote "for" a proposal in order for such proposal to be adopted. Both abstentions and broker non-votes are included in determining the number of stockholders present for quorum purposes. Broker non-votes exist where a broker proxy indicates that the broker is not authorized to vote on some proposals. As required by Delaware law, abstentions (but not broker non-votes) are counted in calculating the number of shares voting on a particular proposal. In counting votes on a particular proposal, only those votes clearly indicated as voting "for" a proposal are counted as such. Abstentions are recorded and counted separately.

      As votes are received they are compared with the list of stockholders as of March 11, 1994 to ensure that the stockholders are entitled to vote and are voting their authorized number of shares. Votes for each proposal are tallied by the Internal Audit Department of the Company. All proxies, work papers, and summaries of results are then reviewed by an independent panel of proxy judges.

      The Company will bear all costs in connection with this solicitation.
In addition to the use of the mails, proxies may be solicited, in person or by telephone, by officers or employees of the Company or its subsidiaries, who will not be separately compensated therefor. Brokerage houses, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of Company Common Stock held of record by them and will be reimbursed for their reasonable expenses in connection with such mailing or other communication with the beneficial owners.

      The Management of the Company does not know of any matters that may be brought before the Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. If any other matters should properly be brought before the Annual Meeting or any adjournment thereof, THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING IT, UNLESS "AUTHORIZATION WITHHELD" IS INDICATED IN THE APPROPRIATE BOX OF THE PROXY.

THIS SOLICITATION IS MADE BY MANAGEMENT OF THE COMPANY.

VOTING SECURITIES AND RECORD DATE

      Shares of common stock ("Common Stock"), $0.50 par value per share, are the only voting securities of the Company and each share is entitled to one vote. Only holders of record of Common Stock at the close of business on March 11, 1994 will be entitled to vote at the Annual Meeting. As of that date, there were 15,668,231 shares of Common Stock of the Company issued, of which 1,974,987 shares were held as treasury shares, leaving 13,693,244 shares issued, outstanding and entitled to vote at the Annual Meeting.

PRINCIPAL STOCKHOLDERS

      The following table sets forth information with respect to (i) persons known to be the beneficial owners as of March 11, 1994 of 5% or more of the Company's Common Stock, (ii) each current director and named executive officer, and (iii) all directors and executive officers of the Company, as a group:



                                                              AMOUNT AND NATURE
                                                           OF BENEFICIAL OWNERSHIP(1)                      PERCENT
     NAME OF                                              ---------------------------                        OF
BENEFICIAL OWNER                                    SOLE POWER                   SHARED POWER(2)           CLASS(1)
- ----------------                                    ----------                   ---------------           --------


William J. Rushton III                                 353,278(3)                      5,547(4)               2.6%
John W. Woods                                            2,775                           -0-                  *
Crawford T. Johnson III                                 27,000                         2,100                  *
William J. Cabaniss, Jr.                                58,072                        38,488                  *
H. G. Pattillo                                           4,000                           -0-                  *
Drayton Nabers, Jr.                                     28,511(5)                      3,692                  *
Edward L. Addison                                        3,175                           -0-                  *
John J. McMahon, Jr.                                     4,572                         9,053(6)               *
A. W. Dahlberg                                           1,021                           -0-                  *
John W. Rouse, Jr.                                       1,123                           -0-                  *
Robert T. David                                          1,813                           -0-                  *
Ronald L. Kuehn, Jr.                                       827                           -0-                  *
Herbert A. Sklenar                                         -0-                           561                  *
Ormond L. Bentley                                        9,260(7)                        -0-                  *
R. Stephen Briggs                                       16,439(8)                        -0-                  *
Jim E. Massengale                                       17,679(9)                        -0-                  *
A. S. Williams III                                      15,478(10)                       -0-                  *
Dennis R. Glass                                          4,472                           -0-                  *
All current directors
  and executive officers as a
  group (23 individuals)                               557,405(11)(12)                60,716                  4.5%
AmSouth Bank N.A. in various
  fiduciary capacities(13)                                 -0-                     1,755,290(13)             12.8%(13)
Nicholas Company, Inc.(14)                           1,610,210(14)                       -0-                 11.8%(14)
Firstar Corporation (15)                               744,100(15)                     8,600(15)              5.5%(15)


- ---------------------------------
*less than one percent

(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner has sole power, he has sole voting and investment power, and if a beneficial owner has shared power, he has shared voting and investment power. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children, as to all of which beneficial ownership is disclaimed by the respective directors and officers except as otherwise noted below.



(3) Includes 14,745 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Rushton has sole voting power.

(4)  Shares owned by the wife of Mr. Rushton.

(5) Includes 2,600 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Nabers has sole voting power.

(6) Includes 53 shares held as stock allotments in Mr. McMahon's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors who are not Employees of the Company.

(7) Includes 1,275 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Bentley has sole voting power.

(8) Includes 5,246 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Briggs has sole voting power.

(9) Includes 6,673 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Massengale has sole voting power.

(10) Includes 5,108 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Williams has sole voting power.

(11) No officer or director owns any stock of any affiliate of the Company.

(12) Included are the interests of the persons as of December 31, 1993 in 45,945 shares held in the Company's 401(k) and Stock Ownership Plan, which owned a total of 616,201 shares on such date. Each 401(k) and Stock Ownership Plan participant has sole voting power with respect to the shares held in the participant's accounts. The 442,073 shares held in the Company's 401(k) and Stock Ownership Plan Trust which have not been allocated to participants will be voted by the Trustees in accordance with the majority of the vote of all participants.

(13) AmSouth Bank N.A., 1900 5th Avenue North, Birmingham, Alabama 35203, has advised the Company that the bank, in its capacity as fiduciary of various trusts and estates, may be deemed the beneficial owner, as of December 31, 1993, of 1,760,290 shares of Common Stock of the Company, for which the bank had no sole voting or investment power, but has shared voting power with respect to 1,755,290 shares and shared investment power with respect to 1,402,925 shares. AmSouth Bank N.A. has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of the Company. AmSouth Bank N.A. reported its beneficial ownership as 12.85%. The table shows the percentage based on 13,693,244 shares of Common Stock outstanding on March 11, 1994.

(14) Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment advisor, may be deemed the beneficial owner, as of December 31, 1993, of 1,610,210 shares of Common Stock of the Company. Nicholas Company, Inc. has sole investment power and no voting power with respect to 1,610,210 shares. Nicholas Company, Inc. has further advised the Company that none of its separate clients other than Nicholas Fund, Inc. holds as much as 5% of the outstanding shares of the Company. Nicholas Fund, Inc. has advised the Company that it, in its capacity as an investment company, may be deemed the beneficial owner, as of December 31, 1993, of 1,016,200 shares of Common Stock of the Company included within the shares reported by Nicholas Company, Inc. Nicholas Fund, Inc. has sole voting power and no investment power with respect to 1,016,200 shares. Nicholas Company, Inc. reported its beneficial ownership as 11.8%. The table shows the percentage based on 13,693,244 shares of Common Stock outstanding on March 11, 1994.



(15) Firstar Corporation, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as a holding company, may be deemed the beneficial owner, as of December 31, 1993, of 752,700 shares of Common Stock of the Company. Firstar Corporation has sole voting power with respect to 708,000 shares, sole investment power with respect to 744,100 shares, shared voting power with respect to 8,600 shares, and shared investment power with respect to 8,000 shares. A subsidiary of Firstar Corporation, Firstar Investment Research & Management Company, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment advisor, may be deemed the beneficial owner, as of December 31, 1993, of 752,100 shares of Common Stock of the Company. Firstar Investment Research & Management Company has sole voting power with respect to 394,000 shares, sole investment power with respect to 430,100 shares, and shared voting power and shared investment power with respect to 322,000 shares. Firstar Corporation reported its beneficial ownership as 5.5%, which it has advised the Company includes beneficial ownership by its subsidiary. The table shows the percentage based on 13,693,244 shares of Common Stock outstanding on March 11, 1994.


                            ELECTION OF DIRECTORS

ELECTION OF DIRECTORS AND INFORMATION ABOUT NOMINEES

      Unless "Withhold Authority" is specified in the proxy as to all or some of the nominees, the persons named in the accompanying proxy intend to vote the shares represented by such proxy, if properly dated and signed, for the election as directors of the thirteen nominees listed herein, all of whom are now directors of the Company. If elected, each shall serve as a director of the Company until the 1995 Annual Meeting of Stockholders and thereafter until his successor shall have been elected and shall qualify, except as otherwise provided in the By-laws.

      Should one or more of such nominees become unavailable or ineligible to serve, it is intended that the shares represented by the proxy will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominee or nominees as Management may designate. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

      The information in the following table and the notes thereto with respect to each nominee for election as director with regard to his age, principal occupation or employment for the last five years, and certain other directorships of the nominee has been furnished to the Company by the respective nominees. No nominee, other than Messrs. Rushton and Nabers, has any position or office with the Company or any subsidiary. The table and notes also indicate the nominees' present committee memberships.


                                                                      PROTECTIVE
                                                                       LIFE OR
                                                                       COMPANY
                           PRINCIPAL OCCUPATION                        DIRECTOR
NAME              AGE       AND DIRECTORSHIPS                           SINCE
- ----              ---      --------------------                       ----------

William J.        64       Chairman of the Board of the Company and,
Rushton III                formerly, its Chairman of the Board and
                           Chief Executive Officer and, formerly,
                           its President; Director, Alabama Power
                           Company, AmSouth Bancorporation, AmSouth
                           Bank N.A., and The Southern Company.
                           (a)(b)(e)(f)                                  1956(h)

John W. Woods     62       Chairman of the Board and Chief Executive
                           Officer, AmSouth Bancorporation (bank
                           holding company); also Chairman of the
                           Board, President, and Chief Executive
                           Officer of AmSouth Bank N.A. and,
                           formerly, its Chairman of the Board and
                           Chief Executive Officer; Director,
                           AmSouth Bancorporation, AmSouth Bank
                           N.A., Alabama Power Company, and McWane,
                           Inc. (a)(b)(c)                                1970

                                                                      PROTECTIVE
                                                                       LIFE OR
                                                                       COMPANY
                           PRINCIPAL OCCUPATION                        DIRECTOR
NAME              AGE       AND DIRECTORSHIPS                           SINCE
- ----              ---      --------------------                       ----------

Crawford T.       69       Chairman of Coca-Cola Bottling Company
Johnson III                United, Inc. (soft drinks); Director,
                           Coca-Cola Bottling Company United, Inc.,
                           Alabama Power Company, and Russell
                           Corporation. (a)(e)(f)                        1970

William J.        55       President of Precision Grinding, Inc.
Cabaniss, Jr.              (machine grinding); Director of Precision
                           Grinding, Inc., AmSouth Bancorporation,
                           AmSouth Bank N.A., and Birmingham Steel
                           Corporation. (a)(d)(e)                        1974(i)

H. G. Pattillo    67       Chairman of the Board and President,
                           Pattillo Construction Company, Inc.
                           (industrial construction); Director,
                           Eaton Corporation, John H. Harland
                           Company, Trust Company Bank, SunTrust
                           Banks, Inc., and Simpson Paper Company.
                           (d)(f)                                        1979


Drayton Nabers,   53       President and Chief Executive Officer of
Jr.                        the Company and, formerly, its President
                           and Chief Operating Officer and its
                           Senior Vice President; Partner in law
                           firm of Cabaniss, Johnston, Gardner,
                           Dumas & O'Neal (1972-1978); Director,
                           Energen Corporation and National Bank of
                           Commerce of Birmingham. (a)(b)(e)(f)(g)       1982

Edward L.         64       Chairman of the Board and Chief Executive
Addison                    Officer of The Southern Company (electric
                           utilities) and, formerly, its President
                           and Chief Executive Officer; formerly,
                           Chairman of the Board of Southern Company
                           Services, Inc.; formerly, President of
                           Gulf Power Company; Director, The
                           Southern Company, Alabama Power Company,
                           Georgia Power Company, Southern Company
                           Services, Inc., Phelps Dodge Corporation,
                           Wachovia Corporation of Georgia, Wachovia
                           Bank of Georgia, N.A., and CSX
                           Corporation. (c)(d)                           1985


John J. McMahon,  51       President of McWane, Inc. (pipe and valve
Jr.                        manufacturing) and, formerly, its Vice
                           President and Assistant Secretary;
                           formerly, President of McWane Financial
                           Corporation;  Partner in law firm of
                           Cabaniss, Johnston, Gardner, Dumas &
                           O'Neal (1974-1975); Director, McWane,
                           Inc., National Commerce Corporation,
                           National Bank of Commerce of Birmingham,
                           and John H. Harland Company. (a)(b)(c)        1987

                                                                      PROTECTIVE
                                                                       LIFE OR
                                                                       COMPANY
                           PRINCIPAL OCCUPATION                        DIRECTOR
NAME              AGE      AND DIRECTORSHIPS                            SINCE
- ----              ---      --------------------                       ----------

A. W. Dahlberg    53       President of The Southern Company
                           (electric utilities); formerly, President
                           and Chief Executive Officer, Georgia
                           Power Company; formerly, President and
                           Chief Executive Officer of Southern
                           Company Services, Inc.; Director, The
                           Southern Company, Georgia Power Company,
                           Southern Company Services, Inc., Southern
                           Electric Generating Company, Southern
                           Investment Group, Inc., Trust Company of
                           Georgia, Trust Company Bank, and Equifax,
                           Inc. (d)(f)                                   1987

John W. Rouse,    56       President and Chief Executive Officer,
Jr.                        Southern Research Institute (scientific
                           research); formerly, Dean of Engineering
                           and Professor of Engineering at the
                           College of Engineering of the University
                           of Texas at Arlington; Director, Alabama
                           Power Company. (a)(d)(f)                      1988

Robert T. David   55       Vice President and Dean, School of
                           Business, Samford University; also
                           President and Chief Executive Officer of
                           Polatomic, Inc.; Director, Stockham Valve
                           and Fittings, Inc., Information Plus
                           Corporation, and Triad Guaranty Inc.
                           (a)(b)(f)                                     1988

Ronald L. Kuehn,  58       Chairman of the Board, President and
Jr.                        Chief Executive Officer, Sonat Inc.
                           (energy and natural resources) and,
                           formerly, its President and Chief
                           Executive Officer and President and Chief
                           Operating Officer; Director, Sonat Inc.,
                           AmSouth Bancorporation, AmSouth Bank
                           N.A., Southern Natural Gas Company, Union
                           Carbide Corporation, Praxair, Inc., and
                           Sonat Offshore Drilling Inc. (a)(c)(e)        1990

Herbert A.        62       Chairman and Chief Executive Officer of
Sklenar                    Vulcan Materials Company (construction
                           materials and chemicals) and, formerly,
                           its President and Chief Executive
                           Officer; Director, Vulcan Materials
                           Company, AmSouth Bancorporation, AmSouth
                           Bank N.A., and Temple-Inland, Inc.
                           (a)(b)(c)                                     1992

- ------------------------
(a)   also a member of the Executive Committee
(b)   also a member of the Finance and Investments Committee
(c)   also a member of the Compensation and Management Succession Committee
(d)   also a member of the Audit Committee
(e)   also a member of the Board Structure and Nominating Committee
(f)   also a member of the Strategic Issues Committee
(g)   also a director and current officer of each principal Company subsidiary
(h)   with the exception of the period 1958-1962
(i)   with the exception of the period November 1988 - February 1992

VOTE REQUIRED

      To approve the election of the nominees as directors, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

      To assist in carrying out its duties and responsibilities, the Board of Directors has an Executive Committee, a Finance and Investments Committee, an Audit Committee, a Compensation and Management Succession Committee, a Board Structure and Nominating Committee, and a Strategic Issues Committee, each composed of members of the Board. The members of each committee are identified by appropriate notes in the table on pages 8-10.

      The Executive Committee exercises the power of the Board of Directors, if necessary, between the meetings of the Board. The Company's Chairman of the Board is a standing member of the committee. This committee has broad authority to act on behalf of the Board of Directors whenever a meeting of the entire Board of Directors is not practical. The Executive Committee met three times during 1993.

      Effective May 3, 1993, the Board of Directors formed the Finance and Investments Committee. This committee has responsibility for reviewing and acting upon financial and investment matters, including borrowing and lending transactions entered into by the Company and its subsidiaries. The Finance and Investments Committee met six times during 1993.

      The Audit Committee reviews internal controls, systems and procedures, accounting policies, and other significant aspects of the financial management of the Company, including the Company's internal audit functions. It also reviews with the Company's independent public accountants their audit procedures, management letters, and other significant aspects of the annual audit made by the independent public accountants. The Audit Committee met three times during 1993.

      The Compensation and Management Succession Committee has oversight and ultimate charge and control of the compensation paid officers and employees of the Company and its subsidiaries, whether by salary or under any other compensation plan, including the Company's Annual Incentive Plan and its Performance Share Plan. This committee is also vested with the responsibility of recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise. The Compensation and Management Succession Committee met two times during 1993.

      The Board Structure and Nominating Committee is charged with the broad responsibility of reviewing and advising the Board of Directors on the functions and procedures of the Board and its committees, the compensation of the directors for service on the Board and its committees, and the selection and tenure of directors. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the committee would consider any such recommendations made to it in writing on a timely basis. The Board Structure and Nominating Committee met two times during 1993.

      The Strategic Issues Committee is responsible for examining critical issues facing the insurance industry as well as reviewing the Company's future opportunities. The Strategic Issues Committee met two times during 1993.

      Each of the committees reports its actions taken to the Board of Directors.

      The Board of Directors met five times during 1993.

DIRECTOR'S FEES

      Mr. Nabers does not receive director's fees.   Mr. Rushton receives
$200,000 per year for his service as Chairman of the Board. Mr. Rushton is also eligible to receive payment of any Performance Share Plan awards, if earned, that were awarded to him during his tenure as Chief Executive Officer (see the "Report on Executive Compensation"). Other directors receive an annual director's fee of $20,000 (increased from $19,000 in March 1994), and $800 for each Executive Committee, Finance and Investments Committee, Audit Committee, Compensation and Management Succession Committee, Board Structure and Nominating Committee, or Strategic Issues Committee meeting attended. For each board meeting attended, the Birmingham directors receive $1,000 and the non-Birmingham directors receive $1,800 and reimbursement of their travel expenses. Non-Birmingham directors receive an additional fee of $500 for attendance at Audit Committee, Compensation and Management Succession Committee, Board Structure and Nominating Committee, or Strategic Issues Committee meetings when travel to Birmingham is for the special purpose of attending the meeting.

      The Company has established a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Plan") whereby eligible directors may voluntarily elect to defer to a specified date receipt of all or any portion of their director's fees. Director's fees so deferred are credited to the directors in cash or Company stock equivalents or a combination thereof. The cash portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred director's fees will be distributed as specified by the directors in accordance with the Plan unless distribution is accelerated under certain provisions, including upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation and Management Succession Committee ("Committee") are Messrs. McMahon (Chairman), Woods, Addison, Kuehn, and Sklenar. Messrs. McMahon, Woods, Addison, Kuehn, and Sklenar are executive officers of

McWane, Inc., AmSouth Bancorporation, The Southern Company, Sonat Inc., and Vulcan Materials Company, respectively.

      No member of the Committee was an officer or employee of the Company or any of its subsidiaries at any time during 1993. Also, no member of the Committee was formerly an officer of the Company or any of its subsidiaries.

      During 1993, McWane, Inc., Sonat Inc., and Vulcan Materials Company, with which Committee members Messrs. McMahon, Kuehn, and Sklenar, respectively, were affiliated, paid the Company's principal operating subsidiary, Protective Life Insurance Company ("Protective Life") premiums, fees, or investment product deposits for various types of insurance in the amount of $99,706, $546,000, and $4,098,077, respectively.

      Mr. Rushton, the Company's Chairman of the Board, and prior to May 1992, also its Chief Executive Officer, serves as a director of AmSouth Bancorporation and, through April 1993, served as a member of its Compensation Committee. Mr. Woods, the Chairman of the Board and Chief Executive Officer of AmSouth Bancorporation, serves as a director of the Company and as a member of the Company's Committee. AmSouth Bancorporation and subsidiaries maintain a group life insurance program with Protective Life (which through reinsurance is shared with two other companies). AmSouth Bank N.A. serves as Trustee for Protective Life's retired lives reserve program. In 1993, Protective Life and the Company paid $1,300,421 in credit and mortgage insurance and annuity commissions and $2,418,996 in interest, mortgage loan service fees, and other charges to AmSouth Bank N.A. and other subsidiaries of AmSouth Bancorporation. Additionally, during 1993 AmSouth Bancorporation and certain of its subsidiaries paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amount of $4,353,541.

      Mr. Rushton also serves as a director of The Southern Company. Mr. Addison, the Chairman of the Board and Chief Executive Officer of The Southern Company, serves as a director of the Company and on the Company's Committee. During 1993, the following subsidiaries of The Southern Company, Southern Company Services, Inc., and affiliates and Alabama Power Company, paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amount of $862,533.

                                                       EXECUTIVE COMPENSATION
                                                     SUMMARY COMPENSATION TABLE

- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
                                                             ANNUAL COMPENSATION                    LONG-TERM
                                                                                                  COMPENSATION
                                                     --------------------------------------------------------------
                                                                                    OTHER            LONG-TERM           ALL
                                                                                    ANNUAL         INCENTIVE PLAN       OTHER
       NAME AND PRINCIPAL POSITION         YEAR      SALARY(1)    BONUS(1)(2)    COMPENSATION     PAYOUTS(1)(2)(3)  COMPENSATION(4)
                   (A)                     (B)          (C)            (D)           (E)                 (H)              (I)
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
 DRAYTON NABERS, JR.                       1993      $398,583       $365,700        $2,238             $413,654          $6,746
   President and Chief Executive Officer   1992       339,769        226,800         7,488               77,439           6,546
   since May 1992                          1991       295,000        193,800                            140,790
   President and Chief Operating Officer
   from August 1982 to May 1992
- -----------------------------------------------------------------------------------------------------------------------------------
 A. S. WILLIAMS III                        1993       227,008        137,800         4,020              172,641           6,746
   Senior Vice President, Investments and  1992       208,333        126,000         9,270               39,022           6,546
   Treasurer                               1991       195,833        108,500                             71,865
- -----------------------------------------------------------------------------------------------------------------------------------
 ORMOND L. BENTLEY                         1993       200,217        115,800         3,886              164,094           6,746
   Senior Vice President, Group            1992       185,250         89,000         8,395               39,022           6,546
                                           1991       172,500         90,600                             71,865
- -----------------------------------------------------------------------------------------------------------------------------------
 R. STEPHEN BRIGGS                         1993       222,392        149,100         4,218              152,129           6,746
   Executive Vice President                1992       185,250         71,900         9,468               40,262           6,546
                                           1991       172,833        144,900                             74,165
- -----------------------------------------------------------------------------------------------------------------------------------
 JIM E. MASSENGALE                         1993       184,417         97,800         1,249              158,966           5,991
   Senior Vice President                   1992       173,833         61,300         3,989               39,022           6,546
                                           1991       166,167         81,400                             71,865
- -----------------------------------------------------------------------------------------------------------------------------------
 DENNIS R. GLASS                           1993       218,279            -0-         1,050                  -0-             -0-
   Executive Vice President and Chief      1992       246,667        104,200         6,300                  -0-           6,546
   Financial Officer from September 1991   1991        80,000        114,000                                -0-
   to October 1993

- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------

  FOOTNOTES:
   (1)    For further information, see the "Report on Executive Compensation".
   (2)    Includes amounts deferred under the Deferred Compensation Plan for Officers.
   (3)    For further information, see the "Long-Term Incentive Plan-Awards In Last Fiscal Year" table.
   (4)    Matching contributions to the Company's 401(k) and Stock Ownership Plan.


      The above table sets forth certain information for the year ended December 31, 1993 relating to the Chief Executive Officer and the four most highly compensated executive officers of the Company whose total remuneration from the Company and all subsidiaries exceeded $100,000. The above table also includes information concerning Mr. Glass, who resigned as Executive Vice President and Chief Financial Officer of the Company in October 1993.

      The Company has established a Deferred Compensation Plan for Officers (the "Officers' Plan") whereby eligible officers may voluntarily elect to defer to a specified date receipt of all or any portion of their Annual Incentive Plan and Performance Share Plan bonuses. Bonuses so deferred are credited to the officers in cash or Company stock equivalents or a combination thereof. The cash equivalent portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred bonuses will be distributed as specified by the officers in accordance with the Officers' Plan unless accelerated under certain provisions, including upon a change in control of the Company.

                                           PERFORMANCE SHARE PLAN

                            LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                  NON-STOCK PRICE-BASED PLANS (IN SHARES)
                                                                  ---------------------------------------
                                              PERFORMANCE OR
                             NUMBER OF      OTHER PERIOD UNTIL
                         SHARES, UNITS OR      MATURATION OR
         NAME            OTHER RIGHTS (#)         PAYOUT          THRESHOLD       TARGET         MAXIMUM
         (A)                    (B)                 (C)              (D)            (E)            (F)
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
Drayton Nabers, Jr.        7,300 shares      December 31, 1996      3,650          7,300          9,125
- ---------------------------------------------------------------------------------------------------------
R. Stephen Briggs          2,400 shares      December 31, 1996      1,200          2,400          3,000
- ---------------------------------------------------------------------------------------------------------
Ormond L. Bentley          2,400 shares      December 31, 1996      1,200          2,400          3,000
- ---------------------------------------------------------------------------------------------------------
Jim E. Massengale          2,250 shares      December 31, 1996      1,125          2,250          2,813
- ---------------------------------------------------------------------------------------------------------
A. S. Williams III         2,700 shares      December 31, 1996      1,350          2,700          3,375
- ---------------------------------------------------------------------------------------------------------
Dennis R. Glass            3,150 shares      December 31, 1996      1,575          3,150          3,938
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------


      In 1993, the Compensation and Management Succession Committee of the Company's Board of Directors awarded performance shares, as indicated, to the above named executives, which are not payable, if at all, until the results of the comparison group of companies for the four-year period ending December 31, 1996 are known.

      The Performance Share Plan was initially adopted by stockholders in 1973 and was renewed by stockholder action in 1983 and amended by the Board of Directors in 1990. The Protective Life Corporation 1992 Performance Share Plan (the "Performance Share Plan") was adopted by stockholder action in 1992.

      Executive officers and key employees are eligible for awards under the Performance Share Plan. Under the Performance Share Plan, the criterion for payment of performance share awards is made in accordance with the Company's average return on average equity for an award period (up to five years) compared with that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The comparison group of companies consists of the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS", each having net worth in excess of $100 million, ranked according to net worth at January 1, 1993. For further information on the comparison group of companies, see page 23.

      With respect to 1993 awards, the entire award is earned only if the Company's average return on average equity for the four-year period ranks at the top 25% of the comparison group. If the Company ranks at the top 10% of the comparison group, 125% of the award is earned. If the Company ranks at the median of the comparison group, 50% of the award is earned and if the Company's results are below the median of the comparison group, no portion of the award is earned. The Performance Share Plan provides for interpolation between thresholds to determine the exact percentage to be paid.


                                         PENSION PLAN
                                      PENSION PLAN TABLE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
REMUNERATION                                     YEARS OF SERVICE
                 ----------------------------------------------------------------------------------
                      15                20                25                30                35
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
 $  125,000       $  28,177         $  37,569         $  46,961         $  56,353        $  65,745
    150,000          34,177            45,569            56,961            68,353           79,745
    175,000*         40,177            53,569            66,961            80,353           93,745
    200,000*         46,177            61,569            76,961            92,353          107,745
    225,000*         52,177            69,569            86,961           104,353          121,745*
    250,000*         58,177            77,569            96,961           116,353          135,745*
    300,000*         70,177            93,569           116,961           140,353*         163,745*
    400,000*         94,177           125,569*          156,961*          188,353*         219,745*
    500,000*        118,177           157,569*          196,961*          236,353*         275,745*
    600,000*        142,177*          189,569*          236,961*          284,353*         331,745*
    700,000*        166,177*          221,569*          276,961*          332,353*         387,745*
    800,000*        190,177*          253,569*          316,961*          380,353*         443,745*
    900,000*        214,177*          285,569*          356,961*          428,353*         499,745*
  1,000,000*        238,177*          317,569*          396,961*          476,353*         555,745*
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------


- ---------------------
  *Current pension law limits the maximum annual benefit payable at normal retirement age under a defined benefit plan to $118,800 for 1994 and is subject to increase in later years. In addition, in 1994, such a plan may not take into account annual compensation in excess of $150,000, which amount is similarly subject to increase in later years. The Company's Excess Benefit Plan, adopted effective September 1, 1984, and amended and restated as of January 1, 1989, provides for payment, outside of the Pension Plan, of the difference between (1) the fully accrued benefits which would be due under the Pension Plan absent both of the aforesaid limitations and
  (2) the amount actually payable under the Pension Plan as so limited.



      All officers, as well as the other salaried employees of the Company and its wholly-owned subsidiaries, after completion of one year of service and attainment of age 21, are covered by the Protective Life Corporation Pension Plan ("Pension Plan"), which is a qualified defined benefit pension plan generally providing an annual pension beginning at normal retirement age (or later retirement) and continuing for life.

      The above table illustrates estimated gross annual benefits which would be payable for life at normal retirement age by the Pension Plan for employees with average compensation (remuneration under the table above) and years of service.

      Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred under a Deferred Compensation Plan maintained by the Company) may be included in obtaining the average compensation.

      The annual benefit at normal retirement age will be equal to (i) 1.1% of the employee's average compensation multiplied by years of service up to 35 years, plus (ii) 0.5% of the employee's average compensation in excess of covered compensation, for purposes of social security, multiplied by years of service up to 35 years, plus (iii) 0.55% of the employee's average compensation multiplied by years of service in excess of 35 years. Benefits in the above table are not reduced by social security or other offset amounts.

      The named executives and their estimated length of service as of December 31, 1993 are provided in the following table.



          -----------------------------------------------------------
          -----------------------------------------------------------
                       NAME                    YEARS OF SERVICE
          -----------------------------------------------------------
          -----------------------------------------------------------
               Drayton Nabers, Jr.                    15
               R. Stephen Briggs                      22
               Ormond L. Bentley                      28
               Jim E. Massengale                      11
               A. S. Williams III                     29
               Dennis R. Glass                         2
          -----------------------------------------------------------
          -----------------------------------------------------------


      A straight life annuity is the normal benefit form, but actuarially equivalent options are available. Participants age 55 and older who have 10 or more years of vested service may retire before normal retirement age 65 with reduced benefits. After three years of service, participants will be 20% vested and an additional 20% interest will be vested for each succeeding year of service in excess of three. Eligible spouses will receive survivor benefits following the death of the participant.

                   SEVERANCE COMPENSATION AGREEMENTS

      The Company has entered into Severance Compensation Agreements with all executive officers and several other officers. These agreements provide for certain payments upon termination of employment or reduction in duties or compensation following certain events constituting a "change in control". The agreements may be terminated or modified by the Board of Directors at any time prior to a change in control. The benefits granted upon termination of employment are (i) continuation (for up to twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment and (ii) a plan distribution. The distribution shall consist of
(1) the payment in full of all pending performance share awards as if fully earned, using the higher of the market price or price of the Company's stock in the transaction effecting the change in control, and (2) delivery of an annuity to equal increased benefits under the Pension Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service).

      By an amendment to the Severance Compensation Agreements adopted in March 1992, the maximum benefits are limited to two times the sum of the executive's most recent annualized base salary plus the last earned bonus under the Company's Annual Incentive Plan (not to exceed certain tax law limitations). The amendment also provides that if the Performance Share Plan had terminated before the time of payment of benefits, the amount of benefits under the Severance Compensation Agreements would be reduced by the amount of the payment due the executive under the terms of the Performance Share Plan.

                       REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Management Succession Committee ("Committee") has oversight and ultimate control of the compensation paid to the Chief Executive Officer and other officers and employees of the Company and its subsidiaries, whether by salary or under other compensation plans, including the Company's Annual Incentive Plan and its Performance Share Plan. This Report on Executive Compensation ("Report") was prepared by the Committee.

      There were three primary types of compensation paid to executive officers of the Company in 1993: (i) salary, (ii) Annual Incentive Plan bonuses, and (iii) long-term incentive Performance Share Plan awards which are further described below. A significant portion of the Chief Executive Officer's total compensation is incentive compensation. As reflected in the Summary Compensation Table, for 1993, 66% of the Chief Executive
Officer's total compensation was incentive compensation.


SALARY

      The Company utilizes a nationally recognized salary administration methodology whereby each position, including that of Chief Executive Officer, has assigned points based upon several factors including level of responsibility. The number of points translates into a salary range which is reviewed by the Company's compensation consultants and compared to similar positions in other companies. Some of the companies in the peer group index
listed on page 23 are included in the comparison group.   Data from at
least one other nationally recognized compensation consulting source is reviewed to confirm the Chief Executive Officer's salary range. Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies guide determination of where an individual employee's salary falls within the position's salary range. Company performance may be a factor in determining the amount of any base salary increase. Based upon such an analysis, which was prepared for the Committee's review, the Committee established the Chief Executive Officer's current salary at $445,000.

ANNUAL INCENTIVE PLAN

      In 1973, the Company adopted its Management Incentive Plan ("MIP"), which in 1990 was amended and renamed the Annual Incentive Plan ("AIP"). The AIP, like the MIP, was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves each annual bonus paid to the executive officers, including the Chief Executive Officer. Currently, there are 96 employees in the AIP, including the Chief
Executive Officer. Each employee is assigned a target bonus percentage which ranges from 8% to 45% of salary. The Chief Executive Officer's target bonus percentage is 45%. Bonus payments, when made, may range from 33% to 200% of the target. The AIP provides that the total of all AIP bonuses cannot exceed 5% of the Company's pretax income for that year. The Committee is authorized to determine the exact percentage of AIP bonuses earned, subject to the maximum, and may direct that no AIP bonuses be paid. The Committee has authority to determine to what extent a nonrecurring gain or loss may be included in the amount of pretax income in the administration of this plan.

      An individual's AIP bonus is based upon Company-wide performance and, in addition, may also be based upon divisional and/or individual performance.
The Chief Executive Officer's AIP bonus is based on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting.

      The Committee believes that its administration of the AIP relates bonuses to Company performance. For the years 1985-1988, no AIP bonuses were paid to the Chief Executive Officer.

      Under the terms fixed by the Committee, the Company's 1993 earnings per share resulted in Mr. Nabers earning an AIP bonus of 90% of his base salary or $365,700. The total payout to all employees under the AIP for 1993 was $2,583,800, which is 3% of the Company's pretax earnings.

PERFORMANCE SHARE PLAN

      The Performance Share Plan was initially adopted in 1973 by stockholders to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase stockholdings in the Company. Under the Performance Share Plan, officers and key employees of the Company and its wholly-owned subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, are eligible to participate in the Performance Share Plan. Those selected by the Committee are awarded performance shares on an annual basis, each of which has a potential value equal to the market value of one share of Company Common Stock at the date payment may be earned. If an award is earned, unless deferment is elected under the Deferred Compensation Plan for Officers (see page 14), the employees receive payment (in cash approximately equal to the income tax liability on the award and the balance in Common Stock) of all or part of the award four years after the award date, based on the award conditions determined by the Committee at the time of the award. With respect to 1993 awards, the number of performance shares awarded was determined by multiplying the employee's award percentage times base salary plus target AIP bonus, divided by the average share price of the Company's Common Stock. The Chief Executive Officer's 1994 award percentage is 40%. For 1993, a total of 38,200 shares were awarded to 23 participants. For further information, see the "Long-Term Incentive Plan-Awards in Last Fiscal Year" table on page 15 and the accompanying text for a description of how 1993 awards may be earned.



      Under the Performance Share Plan, the criterion for payment of performance share awards is made in accordance with the Company's average return on average equity for an award period compared with that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The comparison group of companies is comprised of the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS", each having net worth in excess of $100 million, ranked according to net worth at January 1, 1993, (see page 23). If the Company's results are below the median of the comparison group no portion of the award is earned. The Committee believes the operation of the Performance Share Plan relates long-term incentive compensation to the Company's long-term performance. For example, no performance shares were earned by any employees for award periods ending in 1987-1990.

      The Company's average return on average equity for the award period ending in 1992 was above the median of the comparison group and, accordingly, a partial payment of the award was made. For 1992, Mr. Nabers received $77,439 in shares of Company Common Stock and cash, representing 45% of his four-year 1989 performance share award. Mr. Nabers previously had received 47% of his 1989 performance share award in 1991. In 1993, Mr. Nabers received $413,654 in shares of Company Common Stock and cash, representing 70% of his 1990 performance share award in anticipation of 1993 results placing the Company near the top 25 percent of the comparison group. After 1993 results are finally tabulated for the comparison group, in 1994, Mr. Nabers may earn additional performance shares currently valued at approximately $160,000. No other payments under the plan will be due Mr. Nabers in 1994.

$1 MILLION LIMIT ON EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code of 1986, as amended, states that publicly held corporations may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy

Statement, unless such compensation is "qualified performance-based compensation". To date, none of the named executives in this Report has received compensation which exceeds such a $1 million annual limit. The Company's Annual Incentive Plan and Performance Share Plan previously have been approved by stockholders and the Company's executive compensation procedures meet many, though not all, of the requirements necessary to meet the criteria for "qualified performance-based compensation". Under a transition rule for plans that have been previously approved by stockholders, the Company may deduct any annual compensation in excess of $1 million until 1997, provided certain procedural actions are taken by the Committee. The Committee is presently studying what possible revisions to executive compensation administration might be required in order to be able to deduct any covered compensation in excess of $1 million after 1997.


                                                 COMPENSATION AND MANAGEMENT
                                                   SUCCESSION COMMITTEE


                                           John J. McMahon, Jr., Chairman
                                          Edward L. Addison    John W. Woods
                                          Herbert A. Sklenar   Ronald L. Kuehn

                            PERFORMANCE COMPARISON

      The following graph compares total returns on the Company's Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown in the graph below is not necessarily indicative of future performance.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
     AMONG PROTECTIVE LIFE CORPORATION, S&P 500, AND PEER GROUP(2)


                     [PERFORMANCE GRAPH FILED UNDER FORM SE]


     FOOTNOTES:
      (1) Assumes $100 invested on December 31, 1988 in Protective Life Corporation, S&P 500, and Peer Group Common Stocks including reinvestment of dividends.
      (2) Fiscal Year ending December 31.

      The Peer Group index is comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS", each having net worth in excess of $100 million, ranked according to net worth at January 1, 1993. This group of companies is identical to those companies included in the Company's Performance Share Plan comparison group of companies. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are:

Aetna Life & Casualty Company
AFLAC, Inc.
Alfa Corporation
American General Corporation
American Heritage Life Investment Corporation
American International Group, Inc.
American National Insurance Company
Aon Corporation
Capital Holding Corporation
CIGNA Corporation
CNA Financial Corporation
Conseco, Inc.
Delphi Financial Group, Inc.
The Equitable Companies Incorporated
Equitable of Iowa Companies
First Colony Corporation
Home Beneficial Corporation
Independent Insurance Group, Inc.
I.C.H. Corporation
Jefferson-Pilot Corporation
John Alden Financial Corporation
Kansas City Life Insurance Company
Kemper Corporation
The Liberty Corporation
Lincoln National Corporation
National Western Life Insurance Company
The NWNL Companies, Inc.
Old Republic International
Presidential Life Corporation
Protective Life Corporation
Provident Life & Accident Insurance Company of
   America
The Statesman Group, Inc.
Sun America, Inc.
Torchmark Corporation
Transamerica Corporation
The Travelers Corporation
Unitrin Incorporated
UNUM Corporation
USLICO Corporation
USLIFE Corporation
Washington National Corporation

      The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. The Equitable Companies Incorporated, Delphi Financial Group, Inc., First Colony Corporation, John Alden Financial Corporation, and The Statesman Group, Inc. were added to the Peer Group index because they are now among the 40 largest companies. American Bankers Insurance Group, Inc. was deleted because the NATIONAL UNDERWRITER lists it as a property and casualty insurer; American Travelers Corporation was deleted because it no longer was among the 40 largest companies; Colonial Companies, Inc. was deleted because it was acquired by UNUM Corporation; and Kentucky Central Life Insurance Company was deleted after it was placed in receivership.

      As disclosed in the "Report on Executive Compensation", the Company's incentive compensation is predominantly based upon comparisons of the Company's return on average equity (rather than total return) to that of the Peer Group. The following table sets forth the return on average equity and average return on average equity for the Company and the median for the Peer Group. As described in the "Report on Executive Compensation", the Company's results directly affect incentive compensation.


- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------
                      PROTECTIVE LIFE CORPORATION                PEER GROUP MEDIAN(1)
                ----------------------------------------------------------------------------
      YEAR            ROE(2)          AVERAGE ROE(3)          ROE(2)          AVERAGE ROE(3)
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------
      1993             18.6%               15.6%                --                  --
      1992             15.5                13.5                12.1%               10.2%
      1991             15.1                 9.8                11.1                 9.8
      1990             13.0                 8.6                 9.1                10.9
      1989             10.5                 8.5                11.7                11.4
- --------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------

FOOTNOTES:

    (1)The median is the middle value in a distribution, above and below which lie an equal number of values.
    (2)Return on average equity for the year shown.
    (3)Average return on average equity for the award period then in effect. For 1989, the award period was for the five-year period ending with 1989. For 1990-1993, the award period was for the four-year period ending with the year shown.

                            CERTAIN TRANSACTIONS

      Director Woods is Chairman of the Board and Chief Executive Officer of AmSouth Bancorporation, a bank holding company which owns all of the stock of AmSouth Bank N.A. In addition to Mr. Woods, four of the directors of the Company, including Director Rushton, are also directors of such bank and four are directors of AmSouth Bancorporation. AmSouth Bancorporation and subsidiaries maintain a group life insurance program with Protective Life (which through reinsurance is shared with two other companies). AmSouth Bank N.A. serves as Trustee for Protective Life's retired lives reserve program. In 1993, Protective Life and the Company paid $1,300,421 in credit and mortgage insurance and annuity commissions and $2,418,996 in interest, mortgage loan service fees, and other charges to AmSouth Bank N.A. and other subsidiaries of AmSouth Bancorporation.

      In 1993, Protective Life and the Company paid $30,817 in interest, mortgage loan service fees, credit insurance commissions, and other charges to National Bank of Commerce, which has two directors in common with the Company.

      In 1993, the Company paid $1,932,833 in accident and health insurance premiums to Southeast Health Plan, Inc., which had one director in common with the Company.

      During 1993, the Company paid $409,878 in fees to Equifax, Inc. which has one director in common with the Company.

      During 1993, the following corporations with which one or more of the Company's directors were affiliated paid Protective Life premiums, fees, or investment product deposits for various types of insurance as follows:

       Alabama Power Company................................$  696,421
       AmSouth Bancorporation and subsidiaries.............. 4,353,541
       Coca-Cola Bottling Company United, Inc...............   133,544

       McWane, Inc. and affiliates..........................$   99,706
       National Bank of Commerce............................    96,852
       Pattillo Construction Company, Inc...................    44,555
       Sonat Inc. and subsidiaries..........................   546,000
       Southern Company Services, Inc. and affiliates.......   166,112
       Southern Research Institute..........................    71,017
       Vulcan Materials Company............................. 4,098,077


                              PROPOSALS TO AMEND
                       THE CERTIFICATE OF INCORPORATION

       The Board of Directors has adopted a resolution approving, and recommends the adoption by the stockholders of, an amendment to the 1985 Restated Certificate of Incorporation of the Company, which would increase the number of shares of authorized Common Stock of the Company from 20,000,000 shares of the par value of $0.50 per share to 80,000,000 shares of the par value of $0.50 per share.

       The Board of Directors has also adopted a resolution approving, and recommends the adoption by stockholders of, an amendment to the 1985 Restated Certificate of Incorporation of the Company, which would increase the authorized Preferred Stock of the Company from 1,000,000 shares of the par value of $1.00 per share to 4,000,000 shares of the par value of $1.00 per share.

       The resolution to be submitted to the stockholders is as follows:

                The first sentence of Section 4.1 is hereby deleted from the 1985 Restated Certificate of Incorporation of Protective Life Corporation and there is hereby inserted in lieu thereof the following: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eighty-four million (84,000,000), of which eighty million (80,000,000) shares of the par value of $0.50 per share are to be of a class designated `Common Stock' and four million (4,000,000) shares of the par value of $1.00 per share are to be of a class designated `Preferred Stock'."

REASONS FOR THE INCREASE IN AUTHORIZED SHARES

      The primary purpose of the proposed increase in the number of authorized shares of Common Stock and Preferred Stock is to provide additional shares for use in connection with possible public equity offerings, possible future acquisitions, and possible future stock splits. Management expects to register Preferred Stock of the Company under the Securities Act of 1933, probably on a delayed (or "shelf") basis, to give the Company flexibility in connection with future acquisition opportunities. The terms of any Preferred Stock to be issued, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, will be determined by the Board of Directors or a duly authorized committee thereof at the time of issuance without further stockholder authorization. There are no other present plans, pending negotiations, understandings or arrangements that would involve the issuance of additional

Common Stock or Preferred Stock. However, if the proposed increase in the number of authorized shares is approved by stockholders, the Company will have increased flexibility to effect equity offerings, acquisitions, or stock splits as opportunities arise or circumstances change. Issuance of stock in connection with such possible future transactions would be subject to approval by the Board of Directors.



VOTE REQUIRED

      To approve the amendment, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS TO AMEND THE COMPANY'S 1985 RESTATED CERTIFICATE OF INCORPORATION.


                            OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Coopers & Lybrand was selected as the principal independent public accountants for the Company and its subsidiaries for 1993. It is anticipated that Coopers & Lybrand will be selected again in 1994 as the Company's principal independent public accountants. This firm has served as independent public accountants for the Company and its predecessor since 1974. Representatives of Coopers & Lybrand are expected to attend the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

      In evaluating the selection of Coopers & Lybrand as principal independent public accountants for the Company and its subsidiaries, the Audit Committee of the Board of Directors has considered generally the non-audit professional services that Coopers & Lybrand will likely be asked to provide for the Company during 1994, and the effect which performing such services might have on audit independence. It has reviewed the non-audit services which were performed in 1993 and determined that they were consistent with Company policy.

ANNUAL REPORTS AVAILABLE

      A COPY OF THE COMPANY'S 1993 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS SUCH REPORT IN WRITING FROM JOHN K. WRIGHT, VICE PRESIDENT, SENIOR ASSOCIATE COUNSEL, AND SECRETARY, PROTECTIVE LIFE CORPORATION, P. O. BOX 2606, BIRMINGHAM, ALABAMA 35202.

STOCKHOLDER PROPOSALS

      In order to be included in the proxy materials for the Company's 1995 Annual Meeting of Stockholders, any proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received in written form by the Company's Secretary at the principal office of the Company at the address stated above on or before December 1, 1994.

                     [Protective Life Corporation Logo]
                               P. O. Box 2606
                         Birmingham, Alabama 35202
                                  PROXY

     The undersigned hereby appoints William J. Rushton III, Drayton
Nabers, Jr., and John K. Wright, and each of them, with power of substitution, as proxies to represent and vote on behalf of the undersigned all shares of Common Stock of Protective Life Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama 35223 on Monday, May 2, 1994 at 10:00 a.m., CDT, and at any adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of, and Proxy Statement dated March 25, 1994 for, said meeting (receipt whereof is hereby acknowledged).

                THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
            PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
1. ELECTION OF DIRECTORS   / / FOR all nominees listed below (except as marked to the contrary below)
   / / WITHHOLD AUTHORITY to vote for all nominees listed below
WILLIAM J. RUSHTON III    JOHN W. WOODS           CRAWFORD T. JOHNSON III     WILLIAM J. CABANISS, JR.    H. G. PATTILLO
DRAYTON NABERS, JR.       EDWARD L. ADDISON       JOHN J. MCMAHON, JR.        A. W. DAHLBERG              JOHN W. ROUSE, JR.
ROBERT T. DAVID           RONALD L. KUEHN, JR.    HERBERT A. SKLENAR

   INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name here:__________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
2. APPROVAL OF THE AMENDMENT TO THE 1985 RESTATED CERTIFICATE OF INCORPORATION OF PROTECTIVE LIFE CORPORATION SET FORTH IN THE
   PROXY STATEMENT DATED MARCH 25, 1994, INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.
   / / FOR  / / AGAINST  / / ABSTAIN
3. APPROVAL OF THE AMENDMENT TO THE 1985 RESTATED CERTIFICATE OF INCORPORATION OF PROTECTIVE LIFE CORPORATION SET FORTH IN THE
   PROXY STATEMENT DATED MARCH 25, 1994, INCREASING THE NUMBER OF SHARES OF AUTHORIZED PREFERRED STOCK.
   / / FOR  / / AGAINST  / / ABSTAIN
4. UNLESS "AUTHORIZATION WITHHELD" IS MARKED BELOW, THE PERSONS NAMED ABOVE AS PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH
   THEIR OWN JUDGMENT UPON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. / / AUTHORIZATION WITHHELD


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
SPECIFIED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE
WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR"
SUCH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Dated ________________________________________, 1994

____________________________________________________
Signature

____________________________________________________
Signature

Please sign exactly as your name appears hereon, date, and return promptly in the enclosed postage prepaid envelope.